                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                 SENETEK PLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  SENETEK PLC




                            NOTICE OF ANNUAL MEETING



The Annual Meeting of the shareholders (the "Annual Meeting") of Senetek PLC (the "Company") will be held at the St. Ermins Hotel, Caxton Street, London SW1H OQW, England at 11:00 am on Friday, July 31, 1998 for the purpose of considering and, if approved, passing the following Ordinary Resolutions.



ORDINARY BUSINESS:

1. To receive the Company's Accounts for the year ended December 31, 1997 and the Reports of the Directors and Auditors;

2.   To re-elect Dr G. Frentz as a Director;

3.   To re-elect Mr U. Thieme as a Director;

4. To approve the re-appointment of Price Waterhouse as the Independent Auditors of the Company, for the fiscal year ending December 31, 1998 and to authorize the Directors to fix the remuneration of the Auditors;


These items are fully discussed in the following pages, which are made part of this Notice. The Board of Directors of the Company has fixed the close of business at Tuesday, March 31, 1998 as the record date for the determination of shareholders entitled to notice, and to vote, at the Annual Meeting and any adjournment or postponement thereof.



                       By Order of the Board of Directors







                                   P.A. LOGAN
April 28, 1998                      Secretary





ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING VOTING INSTRUCTION CARD. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE ALREADY SIGNED AND RETURNED YOUR PROXY VOTING CARD.

                                  SENETEK PLC
                  23 PALACE STREET, LONDON  SW1E 5HW, ENGLAND
                   TEL: (171) 828 4800  FAX: (171) 828 8081


                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF SHAREHOLDERS


This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England ("Senetek" or "the Company") in connection with the solicitation by the Board of Directors of the Company of Proxies to be voted at the Annual Meeting of shareholders and at any and all adjournments or postponements of such Meeting, to be held at 11:00am local time on Friday, July 31, 1998 at the St. Ermins Hotel, Caxton Street, London, SW1H OQW, England (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement to its shareholders on or about Friday, May 29, 1998.


     RECORD DATE AND VOTING

Only shareholders of record at the close of business on Tuesday, March 31, 1998 (the "record date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, the Company had outstanding 53,228,471 Ordinary shares, nominal value 5p (the "Ordinary shares"), of which 51,877,340 were held in the name of The Bank of New York as depositary (the "Depositary") which issues Company sponsored American Depositary Receipts ("ADRs") evidencing American Depositary Shares which, in turn, each represent one Ordinary share.

Each registered holder of Ordinary shares present in person at the Annual Meeting is entitled to one vote at the Annual Meeting. In the event a matter is defeated by the vote of those present in person at the Annual Meeting, a poll (a vote by share) may be demanded, and every holder present in person or by proxy at the Annual Meeting shall, upon such poll, have one vote for each Ordinary share held by such holder. In the event that the proxy voting card is executed but does not indicate by marking a vote "FOR" or "AGAINST", the Board of Directors shall, at its discretion, treat the vote as "FOR" the proposal as described herein. Proxy voting cards not received by the Depositary by the close of business on Friday, July 24, 1998, shall not be included for calculation in the votes "FOR" or "AGAINST" the proposed Resolutions.

A Deposit Agreement exists between The Bank of New York and the holders of ADRs pursuant to which holders of ADRs are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary shares so represented. The Depositary has agreed it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in its name in accordance with the instructions of the ADR holders as given by means of the accompanying proxy voting card, which, as indicated above, should be returned to the Depositary so that it is received by no later than the close of business on Friday, July 24, 1998.

Any holder of ADRs giving instructions to the Depositary in the proxy voting card accompanying this Proxy Statement also has the power to revoke such instructions by delivery of notice to the Depositary at The Bank of New York, 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on Friday, July 24, 1998 duly executed instructions bearing a later date or time than the date or time of the instructions being revoked.

No matters upon which a vote has to be taken, other than those set forth in the Notice of Annual Meeting, may be brought before the Annual Meeting.

In addition to solicitation by mail, solicitation of instructions from holders of ADRs may be made by Directors, officers, and other employees of the Company by personal interview, telephone, telefax or telegraph without additional remuneration therefor. Cost of the solicitation of proxies, including the mailing of proxy materials, will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of the Company, the following table sets forth beneficial ownership information (including information regarding ownership of the Company's outstanding Ordinary shares, American Depositary Shares representing Ordinary shares, and option and warrant entitlements) as of March 31, 1998 by:
(i) each Director, (ii) each executive officer named in the "Summary Compensation Table" below, (iii) all Directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent. of the Company's outstanding Ordinary shares, American Depositary Shares represented by Ordinary shares, and option and warrant entitlements. Each person has sole investment and voting power with respect to the shares indicated, subject to applicable community property laws, except as may otherwise be set forth in the footnotes to the table.

                                                             Percentage of
                                                              Outstanding
                                                               Ordinary
Name & Address                             Number of Shares   Shares (1)
Anthony J. Cataldo                         1,179,100(2)       2.21
620 Airpark Road, Building F,
Napa, California 94588

Gerlof  Homan                              700,100,(3)        1.32
620 Airpark Road, Building F,
Napa, California 94588

Paul A. Logan                              535,000(4)         1.01
23 Palace Street
London SW1E 5HW

Gary D. Frentz                             159,727(5)         *
620 Airpark Road, Building F,
Napa, California 94588

Steven Georgiev                            50,000(6)          *
66 Cherry Hill Drive
Beverly, Massachusetts 01915

Clifford D. Brune                          700,100(7)         1.32
620 Airpark Road, Building F,
Napa, California 94588

Uwe Thieme                                   NIL              *
Untere Schildwache 2/3
Goslar D 38640
Germany

The American Heritage Fund Inc.            2,903,000          5.45
1370 Avenue of the Americas
New York, NY 10019

The Bank of New York, 101 Barclays Street  51,877,340(8)     97.46
22nd Floor West, New York, NY 10286

All Directors and Executive Officers        1,269,027(9)      2.38
as a group (7 persons)

*   Less than one per cent

(1) Assumes that the person has exercised, to the extent exercisable on or before May 31, 1998 ("currently exercisable"), all options and warrants to purchase Ordinary shares held by him and that no other person has exercised any outstanding options.
(2) Includes options to purchase 1,100,000 Ordinary shares, of which 125,000 are currently vested and exercisable, 79,000 shares in ADR format, and 100 Ordinary shares.

(3) Includes options to purchase 500,000 Ordinary shares, 350,000 of which are currently vested and exercisable, 200,000 shares in ADR format, and 100 Ordinary shares.

(4) Includes options to purchase 535,000 Ordinary shares, of which 351,250 are currently vested and exercisable. Mr Logan may be deemed the beneficial owner of 23,500 Ordinary shares owned by his wife, 5,000 of which are held in ADR format; however, Mr Logan disclaims beneficial ownership on the grounds that he has no voting control or investment power over such shares.

(5) Includes options to purchase 105,000 Ordinary shares, of which 46,250 are currently vested and exercisable, and 54,727 shares in ADR format

(6) Includes option to purchase 50,000 Ordinary shares, of which 12,500 are currently vested and exercisable.

(7) Represents options to purchase 700,000 Ordinary shares of which 50,000 are currently vested and exercisable, and 100 Ordinary shares.

(8) The Ordinary shares listed are held by The Bank of New York as depositary for various holders of ADRs evidencing ownership of and The Bank of New one Ordinary share American Depositary Shares, except as individually identifiable from the above tabulation, pursuant to a Deposit Agreement between York for ADRs of the Company. the Company, the holders of ADRs evidencing American To the Company's Depositary Shares, knowledge, except each representing for the individual disclosure in the above tabulation, each holder individually beneficially owns less than 5% of the Company's presently issued and outstanding Ordinary shares.

(9) Based on the amount of shares outstanding held by Directors and executive officers as a group, including 935,000 shares for which they have the right to acquire through the exercise of currently exercisable options, together with their holdings of 333,727 ADRs and 300 Ordinary shares.

                      PROPOSAL 1: FINANCIAL STATEMENTS

The Company's Annual Report for the fiscal year ended December 31, 1997 containing financial and other information pertaining to the Company is being furnished to shareholders simultaneously with this Proxy Statement. Audited financial statements of the Company for the 12 months ended December 31, 1997 and the Report of the Directors and Auditors contained in the Annual Report (the "Report and Accounts") are incorporated herein by reference. Under UK law, shareholders have to vote to "receive" such Report and Accounts at the Annual Meeting of the Company.


ADOPTION OF PROPOSAL

Adoption of Proposal 1 requires the affirmative vote of a majority of the holders present in person at the Meeting or, if a poll is taken, the holders of a majority of the number of shares represented by proxy at the Meeting. The Board of Directors recommends a vote "FOR" receiving the Company's Accounts and the Reports of the Directors and Auditors.


                   PROPOSALS 2, AND 3:  ELECTION OF DIRECTORS

The Company currently has five Directors. Mr Georgiev was elected to the Board in February 1997 and Mr Thieme in April 1998.

The Articles of Association of the Company provide that one-third of the Directors (not including those appointed since the last Annual Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third, are subject to retirement (expiration of their term of office) at each Annual Meeting based on the length of time in office as calculated from each Director's last election or appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, absent an agreement between them, be determined by means of a lottery. Any Director who has been appointed since the last Annual Meeting is also required to retire. A retiring Director is eligible for re-election. If at the time of the Annual Meeting, the nominee is unable or declines to serve, the person named in the Proxy will at the direction of the Board of Directors either vote for such substitute nominee as the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board.

Following representations from investors and their advisors to the effect that it would be preferable to minimize the number of employee Directors on the Board, Dr. G. Horman, who was appointed a Director of the Company on April 20, 1989, and Dr. R. Oakes, appointed a Director on October 16, 1995, both resigned from the Board of Directors in April 1998. Such resignations have been effected without any disagreement that could have required disclosure under
Item 5 of the SEC Form 8-K, and the Company has expressed its appreciation at the co-operation of Dr. Homan and Dr. Oakes who will both continue to provide their valuable services to the Company - but on a consultancy basis, thereby preserving the important principle of manamgement continuity.

At the Annual Meeting, Dr G. Frentz retires by rotation and is nominated by the Board for re-election. Mr Thieme having been appointed during the year preceding the Annual Meeting is nominated by the Board for re-election at the Annual Meeting.


ADOPTION OF PROPOSALS

Adoption of Proposals 2 and 3 requires the affirmative vote of a majority of the holders present in person at the Meeting or, if a poll is taken, the holders of a majority of the shares represented by proxy at the Meeting. The Board of Directors recommends that the Shareholders vote "FOR" the re-election of Dr Frentz and Mr Thieme to serve as Directors of the Company.

The following table indicates certain information regarding Dr Frentz and Mr Thieme, as well as all other Directors.


                                                                              Year of last
                                                        Year first elected    re-election as a
Name                    Position with Company           a Director            Director              Age
Anthony Joseph Cataldo  Chairman of the Board of        1996                  1997                  46
                        Directors and Chief Executive
                        Officer

Paul Anthony Logan      Director and Company Secretary  1985                  Not subject to        74
                                                                               re-election

Gary David Frentz       Director                        1989                  1996                  54

Steven Georgiev         Director                        1997                  1997                  61

Uwe Thieme              Director                        1998                  ------                58

                             BACKGROUND OF NOMINEE

GARY DAVID FRENTZ M.D., was appointed a Director of the Company in April 1989. Since August 1991, he has been the Senior Associate Director for Hospital Medical Affairs for Tulane University Medical Center and has been the Medical Director of its Managed Care Programs since July 1988. He served as Chief of Staff for the Tulane University Hospital between July 1988 and August 1991. Since July 1988, he has been a Professor in the Department of Urology at the Tulane University School of Medicine. Dr Frentz is currently involved with several research programs at the Tulane University School of Medicine. He has presented, or has been associated with, seventeen articles published in medical journals and has made numerous presentations at national meetings in the field of urology. Dr Frentz received his M.D. from the Tulane University School of Medicine.


UWE THIEME was appointed a Director in April 1998. He qualified as a Doctor of Medicine at the University of Gottingen in 1968 and became a Board-certified Radiologist in 1975. He practices as a senior partner in a private Radiology practice, and is a Board Member of the German Radiology Association, ("GRA") and of the German Radiology Science Association, ("GRSA") and is a member of the management advisory committee of GRSA's DM 5 billion Medical Pension Fund.

He has until recently been both Deputy Mayor of the City of Goslar, and Deputy Governor of the County of Goslar.


               BACKGROUND OF DIRECTORS WHOSE TERMS ARE CONTINUING

ANTHONY JOSEPH CATALDO was appointed a Director in August 1996. He received a BA from Ohio State University and a Masters Degree in Economics from Georgia Technical Institute. During the 20 years prior to joining Senetek, Mr Cataldo focused on the financing and management of emerging companies, particularly in the technology and medical sectors. As Chairman and CEO of Management Technologies, Inc., he was instrumental in raising over $50 million from 1990-1995 where revenues increased from $300,000 to over $20 million. As financial consultant, he was associated with successful funding arrangements for Palomar Medical Technologies Inc.

PAUL ANTHONY LOGAN has been Secretary since October 1983 and worked on the Company's formation. He has been a Director of the Company since December 1985. He also served as the Company's principal financial and accounting officer from February 1989 until October 1996. Mr Logan is a Chartered Accountant and a former member of the London Stock Exchange in England. He has many years of experience in finance and industry and the financial and legal regulations affecting public stock issues, and is familiar with the compliance procedures and practices relating to public companies.

STEVEN GEORGIEV was appointed a Director in February 1997. Since 1991, he has acted as Chairman and Chief Executive Officer of Palomar Medical Technologies Inc., based in Beverly, Massachusetts, a company specialising in the design, manufacture and marketing of lasers for use in medical and cosmetic procedures, and which also operates in the field of electronic circuitry for use in industrial, military and medical devices, and in products for the personal computer industry. Mr Georgiev is also presently Chairman of American Materials & Technology Inc., and a director of Excel Technology Inc., a public company he co-founded in 1972 which was later acquired by EG&G Inc., a NYSE company. He has a Bachelor of Science in Engineering Physics from Cornell University and a Master of Science in Management from the Massachusetts Institute of Technology (Sloan Fellow).


                           COMPENSATION OF DIRECTORS

Directors do not receive salaries or cash fees for serving as Directors nor do they receive cash compensation for serving on any committee. However, all members of the Board of Directors who are not employees of the Company are reimbursed for attendance and out-of-pocket expenses incurred in their capacity as members of the Board of Directors.

Certain Directors have been retained from time to time to provide consulting services to the Company in their areas of expertise. Dr Frentz had a two-year consulting agreement with the Company at an annual rate of $36,000 which expired on April 30, 1996. Dr Frentz is now to be remunerated at the rate of $1,000 per day for attending Board Meetings and for providing such specialized services relating in particular to the Company's MSD project, as the Board may request from time to time. Following the submission of an Innovative New Drug ("IND") application to the Food and Drug Administration ("FDA") for the Vasopotin product, Dr Frentz is due to be granted a further 25,000 options.

The Company operates stock options plans for employees, including Directors, and for non-executive Directors and consultants to the Company, as referred to under "Stock Option Plans", below.

                                 BOARD MEETINGS

The Company's Board of Directors met 4 times in 1997.  Dr Frentz and Mr
Georgiev attended 50% of the Meetings.    Two of the executive members of the
Board met an additional 51 times to attend to certain ministerial items including the review and approval of the grant of options and the allotment of equity securities.

                                BOARD COMMITTEES

During 1997, the Compensation Committee consisted of Dr Frentz and Mr Logan. The Compensation Committee reviews and authorises salaries and other matters relating to compensation including the grant of options for the principal officers of the Company and its subsidiaries, subject subsequently to Board approval.

The Audit Committee consisting of Dr Frentz and Mr Georgiev, being the two non-executive members of the Board, was appointed in 1998. The duties of the Audit Committee comprise inter alia, assessing the financial reporting process, the Company's internal controls, and reviewing the independence of the Company's public accountants, monitoring lines of communication between directors, financial management, internal auditors, and the Company's independent accountants.


                               EXECUTIVE OFFICERS

Mr Cataldo and Mr Logan are executive officers of the Company. On October 1, 1996 Mr Clifford D. Brune, 44, was appointed the Company's Chief Financial Officer under a 2 year agreement, subsequently replaced by a fresh agreement dated June 30, 1997 for a fixed period to December 1999. Subsequently, he was appointed as the Company's Chief Operating Officer. Prior to joining Senetek he was a business unit executive for the Computer Task Group of Buffalo, New York, a publicly held professional information technology services company where he was responsible for the development and marketing internationally of
an Australian financial services software start-up company, Huon Corp.   From
1991 to 1993, Mr Brune served as Senior Vice-President - Business Development, and Chief Financial Officer of Management Technologies Inc., an international financial systems company, and was formerly employed in a senior position with one of the major international accountancy firms. Mr Brune is a Certified Public Accountant and received a Bachelor of Science degree in Accounting from the University of South Carolina.


     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

Under the securities laws of the United States, the Company's Directors, executive officers and any persons holding more than 10% of the equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. Directors, executive officers and greater than 5% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they have filed. To the Company's knowledge, based solely on materials provided to the Company, for the fiscal year ended December 31, 1997, all such required reports were filed on a timely basis.


                 CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

None.




                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation of the Chief Executive Officer, a Director, a former Director and an officer of the Company whose total salary and bonus during the last three fiscal years exceeded $100,000:

                                                                      LONG-TERM
                                                                      COMPENSATION
                             Fiscal              ANNUAL COMPENSATION  AWARDS
Name and Principal Position  Year    Salary (1)  Bonus                Options (2)
                                       $          $                    $
Anthony J. Cataldo *         1997    250,000     --                   300,000
Chairman and
Chief Executive Officer

Gerlof Homan*                1995    236,258     100,000              --
Chief Scientific Advisor     1996    247,926     --                   --
                             1997    206,352     --                   150,000

Paul  A. Logan*              1995    146,182     30,000               50,000
Director and Company         1996    160,936     --                   --
Secretary                    1997    172,911     --                   150,000

Cliff Brune*                 1997    181,250     --                   300,000
Chief Operating Officer

* Dr Homan and Mr Logan are also Directors of Senetek Drug Delivery Technology Inc ("SDDT"), a Delaware corporation and a wholly-owned subsidiary of the Company. Mr Cataldo, Dr Homan and Mr Brune are also Directors of Carme Cosmeceutical Sciences Inc. ("CCSI"), a Delaware corporation and a wholly-owned subsidiary of the Company.


(1) The base salary includes cost of living adjustment for Dr Homan and Mr Logan, which in Dr Homan's case provides for an increase on January 1 of each year by the percentage by which the cost of living, as determined by the US Labor Department, has increased over the previous year, and in Mr Logan's case by the end year percentage increase in the UK Index of Retail Prices published by the Central Statistical Office; neither of these increases have been effected for 1998. In both cases such salaries may also be supplemented by annual performance bonuses as determined by the Board of Directors. No such bonuses were awarded in 1997.

(2) Options entitle the grantee to subscribe for Ordinary shares on the UK register of stockholders. There is no market for the Company's Ordinary
     shares in this format.   Any subsequent conversion from Ordinary shares
     into American Depositary Shares, evidenced by American Depositary Receipts, entails the grantee paying UK Inland Revenue Reserve Stamp Duty at 1.5% on the deemed market value or, in certain cases, on the exercise price, of the shares so converted, and a present fee of either US$0.030 or US$0.015 per Ordinary share converted into an ADR, to The Bank of New York, the US Depositary for such conversion.



                              EMPLOYMENT CONTRACTS

The Company has entered into employment agreements with Mr Cataldo, Dr Homan, Mr Logan, and Mr Brune.

Mr Cataldo has an agreement effective from June 1, 1997 to December 31, 1999, at an annual base salary of $250,000. Under the terms of this agreement, he was granted 300,000 options exercisable into a similar number of Ordinary shares of the Company as to 100,000 options at $1.50 per share issued on December 31, 1997, 100,000 options at $1.50 per share issuable on December 31, 1998 and 100,000 options at $1.50 per share issuable on December 31, 1999. In addition, under the terms of an earlier agreement dated September 1996, he was granted 800,000 options exercisable into a similar number of Ordinary shares.

Dr Homan has an agreement effective from June 1, 1997, to December 31, 1999 at an annual base salary of $200,000. Under the terms of this agreement, he was granted 150,000 options exercisable into a similar number of Ordinary shares of the Company as to 50,000 options at $1.50 per share issued on December 31, 1997, 50,000 options at $1.50 per share issuable on December 31, 1998 and 50,000 options at $1.50 per share issuable on December 31, 1999.

Mr Logan has a two year agreement effective from September 1, 1995 to August 31, 1997, subsequently extended to September 30, 1998, at an annual base salary of L.100,000 (the pound sterling exchange rate fluctuated from approximately $1.58 to $1.71 during 1997), and a subsequent 3 year consultancy agreement. Under the terms of the employment agreement, he was granted 150,000 options exercisable into a similar number of Ordinary shares of the Company as to 50,000 options at $1.50 per share issued on December 31, 1997, 50,000 options at $1.50 per share issuable on December 31, 1998 and 50,000 options at $1.50 per share issuable on December 31, 1999.

Mr Brune's employment agreement is from June 1, 1997 to December 1, 1999 and provides an annual salary of $200,000, together with the grant of 300,000 options exercisable into a similar number of Ordinary shares of the Company as to 100,000 options at $1.50 per share issued on December 31, 1997, 100,000 options at $1.50 per share issuable on December 31, 1998 and 100,000 options at $1.50 per share issuable on December 31, 1999. In addition, under the terms of an earlier agreement dated October 1996, he was granted 400,000 options exercisable into a similar number of Ordinary shares.

The employment agreements for Mr Cataldo, Dr Homan, Mr Logan, and Mr Brune provide that if the Company is not the surviving entity in any merger or other reorganization, they shall be offered employment by the Company's successor for the remainder of the term of their respective agreements.


                               STOCK OPTION PLANS

The Company has two stock option plans pursuant to which options to purchase the Company's Ordinary shares may be granted. The first plan relates to the grant of options to employees, including employee Directors, and officers of the Company. The second plan relates to the grant of options to non-executive Directors and consultants to the Company. In both cases, the exercise price of these options may not be less than the fair market value of the American Depositary Shares representing the Company's Ordinary shares twenty-one days before the date of grant.



The following table sets forth information with respect to the options granted in 1997 exercisable by two Directors, a former Director and an officer named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR
                                                            POTENTIAL REALIZABLE
                                                                Value at Assumed
                                                                 Annual Rates of
                                                                     Stock Price
                                                                Appreciation for
                           Individual Grants in 1997                 Option Term

              Number of             Percentage of Total
              Securities            Options Granted
              Underlying            to Employees          Exercise or Base
Name          Options Granted       in Fiscal Year        Price                 Expiration Date  10%
A.J. Cataldo  100,000               4                     $1.50                 12/30/2004       794,493
              100,000               4                     $1.50                 12/30/2005       874,318
              100,000               4                     $1.50                 12/30/2006       962,124


C.D. Brune    100,000               4                     $1.50                 12/30/2004       794,493
              100,000               4                     $1.50                 12/30/2005       874,318
              100,000               4                     $1.50                 12/30/2008       962,124

G. Homan       50,000               4                     $1.50                 12/30/2004       397,247
               50,000               4                     $1.50                 12/30/2005       437,159
               50,000               4                     $1.50                 12/30/2006       481,062

P.A. Logan     50,000               2                     $1.50                 12/30/2004       397,247
               50,000               2                     $1.50                 12/30/2005       437,159
               50,000               2                     $1.50                 12/30/2006       481,062



     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                          NUMBER OF
                                     Value               SECURITIES        VALUE OF UNEXERCISED
                                  Realized              UNEXERCISED        IN-THE-MONEY OPTIONS
                   Shares               at        OPTIONS AT FY-END                AT FY-END(1)
              acquired on      Exercisable             Exercisable/                Exercisable/
Name             exercise             Date            Unexercisable               Unexercisable
G. D. Frentz       50,000         $154,687       Exercisable 46,250        Exercisable $181,473
                                               Unexercisable 58,750      Unexercisable $230,520

(1) The value of the unexercised but exercisable options, and the unexercisable options, is based on the closing bid price of the American Depositary Receipts ("ADR's") of $4 29/32 per share on the Nasdaq system on December 31, 1997, less the estimated conversion costs of the Ordinary shares so acquired upon such exercise into ADR's.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION PRINCIPLES

The Company's compensation policy is administered by two Directors acting as the CompensationCommittee and is designed to complement the Company's short and long term business strategy for attracting and retaining key executives critical to the Company's success.

At its present stage of development, the Company's corporate performance cannot be gauged nor can compensation be measured in terms of profitability as it has focused on developing its products, obtaining the necessary approvals, attracting sufficient equity finance for this purpose and endeavoring to negotiate licensing agreements for the development and marketing of its products.

Currently the Company and its two subsidiaries SDDT and CCSI have 44 employees, 38 in the United States (including one Director), and 6 in the United Kingdom (including one Director). Given its personnel structure and the Company's formative former stage of development, it had not, in the past, been practicable for the Company to set-up a detailed and integrated compensation philosophy for its executives, nor to specify levels of seniority, areas of responsibility, performance criteria and profitability-related awards.

EXECUTIVE COMPENSATION

Typically, executives have been awarded fixed term employment agreements. In the cases of Mr Cataldo, Dr. Homan, and Mr Brune for a fixed period to December 31, 1999, and in the case of Mr Logan to September 30, 1998, at a base salary subject in certain cases to an annual cost of living increase.

The compensation of executive officers, including the Chief Executive Officer, has been determined by a consideration of the compensation paid to officers in companies in a similar position to Senetek. In certain cases the agreements provide for consideration by the Board of a bonus but there is otherwise no provision for a review of compensation during the fixed term of the agreements.

No such bonuses or increases were granted in 1997.

Additionally, stock options entitling the grantee to purchase Ordinary shares in the Company may be issuable at such times when the Board considers that certain critical stages in the Company's product development or funding requirements have been achieved.


EMPLOYEE OPTION PLAN

The Company approved the adoption of a Stock Option Plan for Employees and Non-Executive Directors (the No. 1 Plan) and the No. 2 Plan respectively at a Special Meeting of stockholders on December 20, 1985. At a subsequent meeting of stockholders on December 16, 1992, the number of options that may be granted under the No. 1 plan was increased from a figure representing the lesser of 800,000 options or 5 percent. of the outstanding shares to a maximum figure of 2,000,000. At the Annual Meeting of stockholders on May 23, 1997, the issuance of 1,808,000 options that had been made under the No. 1 Plan was approved and the total number of options available for issuance under the Plan was increased to 6,000,000. Options under the No. 1 and No. 2 Plans may not be granted at an exercise figure lower than the market price ruling for the Company's shares 21 days prior to the date of grant.





                                  G.D. FRENTZ
                                  P.A. LOGAN

                     Members of the Compensation Committee
April 28, 1998

     PERFORMANCE GRAPH



The following graph reflects a comparison of the total cumulative return of the Company's Ordinary shares in ADR format with the cumulative total return of the Nasdaq Health Services Stocks index; Nasdaq (US and Foreign Companies) Stock Market index from December 31, 1991 through December 31, 1997. The comparisons in the table are required by the Securities Exchange Commission and are not intended to represent a forecast or to provide any indication of possible future performance of the Company's shares.





  RETURN PERFORMANCE FOR YEARS ENDED DECEMBER 31, 1992 TO DECEMBER 31, 1997
                                INCLUSIVE
                      (BASE YEAR DECEMBER 31, 1992)





             COMPARISON OF 5 YEAR TOTAL RETURN BETWEEN SENETEK PLC,
                      NASDAQ HEALTH SERVICES STOCKS INDEX,
  AND THE NASDAQ STOCK MARKETS (US AND FOREIGN COMPANIES) STOCK MARKET INDEX.







                                   [GRAPH.1]


YEAR                     1992                1993           1994           1995           1996           1997
ALL                      100.0               115.8          112.3          157.7          193.1          236.2
HEALTH                   100.0               115.4          123.8          157.2          157.3          160.4
SENETEK                  100.0               455.7          138.3           97.7           93.0          365.0

                        PROPOSAL 4: INDEPENDENT AUDITORS

The Company wishes to obtain from the shareholders their approval for the re-appointment of Price Waterhouse as the Company's auditors for the fiscal year 1998, and to authorize the Directors to fix their remuneration. Price Waterhouse has acted as the Company's auditors since January 1991. Representatives of Price Waterhouse are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to questions which the Board deems appropriate. If the reappointment of Price Waterhouse as the Company's auditors is not approved by the shareholders, the adverse vote will be considered a direction to the Board of Directors to select other independent accountants to serve as the Company's auditors for the fiscal year 1998.


ADOPTION OF PROPOSAL

Adoption of Proposal 4 requires the affirmative vote of a majority of the holders present in person at the Meeting or, if a poll is taken, the holders of a majority of the shares represented by proxy at the Meeting. The Board of Directors believes that the Resolution is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the re-appointment of Price Waterhouse as the Company's auditors for the fiscal year 1998.


                              FINANCIAL STATEMENTS

As discussed in "Proposal 1: Financial Statements" above, the Company's Annual Report to shareholders for the fiscal year ended December 31, 1997 containing the audited consolidated balance sheet as of the end of the year and audited consolidated statements of operations, and shareholders' equity and source and application of funds for the fiscal year is being mailed with this Proxy Statement to shareholders entitled to notice of the Annual Meeting and is incorporated herein by reference.


                           SHAREHOLDERS' PROPOSALS

The Company will, in future Proxy Statements of the Board, include shareholder proposals complying with the applicable rules of the US Securities and Exchange Commission and any applicable US state laws. In order for a proposal by a shareholder to be included in the Proxy Statement of the Board relating to the Annual Meeting of shareholders to be held in 1999 that proposal must be received in writing by the Secretary of the Company at the Company's registered office no later than December 31, 1998.


ANNUAL REPORT ON FORM 10-K

SHAREHOLDERS MAY OBTAIN COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("THE SEC") WITHOUT CHARGE BY WRITING TO THE COMPANY AT THE ABOVE MAILING ADDRESS DIRECTED TO THE ATTENTION OF THE SECRETARY, OR TO THE COMPANY AT 620 AIRPARK ROAD, BUILDING F, NAPA, CALIFORNIA 94558, USA

                       By Order of the Board of Directors






                               PAUL ANTHONY LOGAN
April 28, 1998                    Secretary

                                  SENETEK PLC

                        NOTICE OF ANNUAL GENERAL MEETING


              INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY
       (MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON JUNE 19, 1998)


     The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Senetek PLC registered in the name of the undersigned on the books of the Depositary as of the close of business March 31, 1998 at the Annual General Meeting of the Members of Senetek PLC to be held in London, England, July 31, 1998 in respect of the resolutions specified on the reverse.


Note:
     Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolution.


                                  SENETEK PLC
                                  P.O. BOX 11296
                                  NEW YORK, N.Y. 10203-0296





                     (Continued and to be dated and signed on the reverse side.)

ORDINARY RESOLUTIONS

1. To receive the Company's Accounts for the year ended December 31, 1997 and the Reports of the Directors and Auditors


    FOR                            AGAINST


2.  To re-elect Dr G. Frentz as a Director


    FOR                            AGAINST



3.  To re-elect Mr U. Thieme as a Director


    FOR                            AGAINST



4. To approve the re-appointment of Price Waterhouse as the Independent Auditors of Company, for the fiscal year ending December 31, 1998 and to authorize the Directors to fix the remuneration of the Auditors


    FOR                            AGAINST



          Change of Address Mark Here

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, The Voting Instruction should be executed by a duly authorized officer or Attorney.


Dated:_______________________________, 1998

____________________________________
Signature of Registered Holder
Votes MUST be indicated (x) in Black or Blue Ink.

Sign, Date and Return the Instructions Card
Promptly Using the Enclosed Envelope